UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

A.C. MOORE ARTS & CRAFTS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

FAQs for Associates who hold stock appreciation rights, stock options or restricted stock granted under A.C. Moore’s equity incentive plans, stock as participants in the A.C. Moore 401(k) Plan or otherwise

November 2, 2011

Why am I receiving these FAQs?

You may have previously received materials relating to a cash tender offer commenced on October 18, 2011, pursuant to which Sbar’s Acquisition Corporation is offering to purchase all of the issued and outstanding shares of common stock of A.C. Moore at a price per share of $1.60. You are receiving these FAQs to provide you with additional information regarding treatment of stock appreciation rights and stock options in the tender offer and the procedure for tendering shares held. The tender offer is subject to the terms and conditions described in an Offer to Purchase which you may have received.

Those who hold restricted stock, stock as participants in the A.C. Moore 401(k) Plan or otherwise (e.g., through a broker) should have received materials relating to the tender offer, including the Offer to Purchase. These materials will not be mailed to holders of stock appreciation rights or stock options.

What do I do with my stock appreciation rights?

You do not need to take any action at this time with respect to your stock appreciation rights. If and when the transaction closes, all stock appreciation rights outstanding at that time, whether or not exercisable, will be canceled. If your stock appreciation rights are “in-the-money” (i.e., issued at an exercise price below $1.60), you will receive a payment, in cash, equal to the product of (i) the excess of $1.60 over the exercise price of the stock appreciation right, and (ii) the number of shares subject to the stock appreciation right. No amount will be paid for stock appreciation rights that are “out-of-the-money” (i.e., issued at an exercise price at or above $1.60). This payment will be net of any amounts required to be withheld pursuant to applicable law.

Example: You have stock appreciation rights with respect to 10,000 shares with an exercise price of $1.48. Each stock appreciation right is “in-the-money” by $0.12 ($1.60 – $1.48 = $0.12). Accordingly, following consummation of the transaction, you would receive $1,200 ($0.12 x 10,000) less any amounts required to be withheld pursuant to applicable law.

What do I do with my stock options?

You do not need to take any action at this time with respect to your stock options. If and when the transaction closes, all stock options outstanding at that time, whether or not exercisable, will be canceled. Because all A.C. Moore stock options outstanding have exercise prices that are greater than $1.60, these stock options will be canceled and no payment will be due to the stock option holder.

What do I do with my restricted stock?

If you want to tender shares of common stock underlying restricted stock awards or performance accelerated restricted stock awards, you need to complete and return the Letter of Transmittal which was sent to you. The Letter of Transmittal contains instructions regarding what information must be provided, where to deliver the Letter of Transmittal and other steps you need to take in order to ensure that your shares are validly tendered. If you have questions in completing or returning the Letter of Transmittal, you should contact D. F. King & Co., Inc., the information agent for the tender offer, at (800) 755-7250.

Associates who were granted restricted stock or performance accelerated restricted stock during 2009 should also have received tender offer materials from Morgan Stanley Smith Barney via A.C. Moore’s stock administration program. The cover letter included with those materials includes instructions regarding steps to follow in the event that you wish to tender those shares.

The payment that you will receive for the tendered shares will be net of any amounts required to be withheld pursuant to applicable law.

What happens to shares I own through the 401(k) Plan?

The trustee of the A.C. Moore 401(k) Plan is the owner of record of the shares credited to your 401(k) Plan account. As a result, only the 401(k) Plan trustee can tender shares through the 401(k) Plan. If you want to tender the shares allocated to your 401(k) Plan account, you need to direct the trustee of the 401(k) Plan to do so by completing and returning the Letter of Instruction which was sent to you. The Letter of Instruction contains instructions regarding what information must be provided, where to deliver the Letter of Instruction and other steps you need to take in order to ensure that shares allocated to your 401(k) Plan account are validly tendered. For more information about the effect of tendering shares allocated to your 401(k) Plan account, current fund balances or future contributions under the 401(k) Plan, you should contact Ascensus, Inc., the record keeper for the 401(k) Plan, at (888) 800-5359.

If I direct the trustee of the 401(k) Plan to tender my shares, where will the proceeds go?

If you elect to direct the trustee of the 401(k) Plan to tender shares allocated to your 401(k) Plan account and the shares are accepted for payment in the tender offer, the proceeds received for these shares will remain in the 401(k) Plan and will be invested in the Federated Capital Preservation Fund under the 401(k) Plan. You may elect to redirect the proceeds to any other investment fund available under the 401(k) Plan at any time once the proceeds have been allocated to your account. Additional information regarding such redirection was provided in a letter dated October 31, 2011 which was sent to you. Information regarding fund performance and investment objectives may be obtained through the website of Ascensus, Inc. located at www.planservices.com/ml.

How do I tender my shares that I own but were not purchased through the 401(k) Plan?

If you are a shareholder of record and want to tender shares in the tender offer, you need to complete and return the Letter of Transmittal which was sent to you. The Letter of Transmittal contains instructions regarding what information must be provided, where to deliver the Letter of Transmittal and other steps you need to take in order to ensure that your shares are validly tendered. If you have questions in completing or returning the Letter of Transmittal, you should contact D. F. King & Co., Inc., the information agent for the tender offer, at (800) 755-7250.

Alternatively, if your shares are held in an account through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee how to tender your shares by following the instructions received from your bank, brokerage firm or other nominee along with the tender offer materials. You should contact your bank, brokerage firm or other nominee directly if you have any questions regarding this process.

Cautionary Statement Regarding Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipate,” “expect,” “believe,” “plan,” “intend,” “predict,” “will,” “may” and similar terms. Forward-looking statements in this letter include, but are not limited to, statements regarding the anticipated timing of filings relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; statements regarding prospective performance and opportunities; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements contained in this letter related to future results and events are based on A.C. Moore’s current expectations, beliefs and assumptions about its industry and its business. Forward-looking statements, by their nature, involve risks and uncertainties and are not guarantees of future performance. Actual results may differ materially from the results discussed in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, uncertainties as to the timing of the tender offer and the merger; uncertainties as to how many of A.C. Moore’s shareholders will tender their stock in the tender offer; the risk that the transaction may not be approved by A.C. Moore’s shareholders were the transaction to be consummated as a one-step merger; the outcome of any legal proceedings that have been or may be instituted against A.C. Moore and/or others relating to the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require A.C. Moore to pay a termination fee; the failure of Nicole Crafts LLC to obtain the necessary financing or alternative financing to consummate the transaction or the failure of that financing to be sufficient to complete the transaction; the failure of the merger to close for any reason; the amount of the costs, fees, expenses and charges related to the merger; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors or other business partners; other business effects, including, but not limited to, the effects of industry, economic or political conditions outside of A.C. Moore’s control; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC by A.C. Moore, including, but not limited to, the solicitation/recommendation statement and merger proxy statement filed by A.C. Moore. Investors and shareholders are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, A.C. Moore undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are also urged to review carefully and consider the various disclosures in A.C. Moore’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K, as amended, for the fiscal year ended January 1, 2011, Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2011 and Current Reports on Form 8-K filed from time to time by A.C. Moore. All forward-looking statements are qualified in their entirety by this cautionary statement.

Notice to Investors

This letter is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of A.C. Moore common stock is being made pursuant to an offer to purchase and related materials that affiliates of Sbar’s, Inc. have filed with the SEC. Affiliates of Sbar’s have filed a tender offer statement on Schedule TO with the SEC, and A.C. Moore has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are being sent free of charge to all shareholders of A.C. Moore. In addition, all of these materials (and all other materials filed by A.C. Moore with the SEC) are available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents are also available by contacting D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (for information by telephone: Banks and Brokers Call Collect: (212) 269-5550; All Others Call Toll-Free: (800) 755-7250). Investors and shareholders may also obtain free copies of the documents filed with the SEC from A.C. Moore by contacting David Stern, Chief Financial and Administrative Officer, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, (856) 768-4943.

Additional Information about the Merger and Where to Find It

In connection with the potential one-step merger, A.C. Moore has filed a preliminary proxy statement with the SEC. Additionally, A.C. Moore will file other relevant materials with the SEC in connection with the proposed acquisition pursuant to the terms of an Agreement and Plan of Merger between the parties. The materials filed and to be filed by A.C. Moore with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and shareholders also may obtain free copies of the proxy statement and other relevant materials from A.C. Moore by contacting David Stern, Chief Financial and Administrative Officer, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, (856) 768-4943. Investors and security holders of A.C. Moore are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

A.C. Moore and its directors, executive officers and other members of management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of A.C. Moore shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of A.C. Moore’s executive officers and directors in the solicitation by reading A.C. Moore’s Proxy Statement for its 2010 Annual Meeting of Shareholders and Annual Report on Form 10-K, as amended, for the fiscal year ended January 1, 2011, as well as the proxy statement and other relevant materials which were filed and will be filed with the SEC in connection with the merger when they become available. Information concerning the interests of A.C. Moore’s participants in the solicitation, which may, in some cases, be different than those of A.C. Moore’s shareholders generally, will be set forth in the definitive proxy statement relating to the merger when it becomes available.